UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 12, 2017

Date of Report (Date of earliest event reported)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-16197	22-3537895
(Commission File Number)	(IRS Employer Identification No.)

500 Hills Drive, Suite 300

Bedminster, New Jersey 07921-1538

(Address of principal executive offices)

(908) 234-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 12, 2017, Peapack-Gladstone Financial Corporation (the “Company”) announced the completion of its sale of $35.0 million principal amount of 4.75% fixed-to-floating subordinated notes due December 15, 2027 (the “Notes”). The Notes were offered pursuant to the prospectus supplement, dated December 5, 2017, to the prospectus, dated January 6, 2017, filed as part of the Company’s Registration Statement on Form S-3 (File No. 333-215176) (the “Registration Statement”). The Company estimates that the net proceeds from the offering and sale of the Notes will be approximately $34.1 million, after giving effect to the underwriting discount and estimated expenses of the offering.

The terms of the Notes are set forth in a Subordinated Debt Indenture, dated December 12, 2017 (the “Indenture”), as supplemented by a First Supplemental Indenture, including the form of the Notes, dated December 12, 2017 (the “Supplemental Indenture”). Copies of the Indenture and the Supplemental Indenture (including the form of the Notes) are included as Exhibits 4.1 and 4.2 hereto, and incorporated herein by reference. Exhibits 5.1 and 23.1 are filed herewith in connection with the Registration Statement and are incorporated therein.

The Notes will bear interest at 4.75% annually from, and including, the date of initial issuance to, but excluding, December 15, 2022, payable semi-annually in arrears. From and including December 15, 2022 through maturity or earlier redemption, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month LIBOR rate plus 254 basis points (2.54%), payable quarterly in arrears. If the then current three-month LIBOR is less than zero, the three-month LIBOR will be deemed to be zero. The Notes will mature on December 15, 2027.

The Notes are unsecured, subordinated and (i) rank junior in right of payment and upon the Company’s liquidation to any existing and all future senior indebtedness (as defined in the First Supplemental Indenture and described under “Description of the Notes” in the prospectus supplement), (ii) rank junior in right of payment and upon the Company’s liquidation to any of the Company’s existing and all of the Company’s future general creditors, (iii) rank equal in right of payment and upon the Company’s liquidation with any existing or future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, (iv) rank senior in right of payment and upon the Company’s liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior to the Notes and (v) are effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of the Company’s bank subsidiary, Peapack-Gladstone Bank (the “Bank”) and the Company’s other current and future subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising during the ordinary course or otherwise.

The foregoing summaries of the Indenture, the First Supplemental Indenture and the Notes are not complete and are each qualified in their entirety by reference to the complete text of the respective documents.

Item 8.01.	Other Events

On December 12, 2017, the Company announced the completion of the public offering of the Notes. A copy of the press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

4.1	Subordinated Debt Indenture, dated as of December 12, 2017, by and between the Company, as Issuer, and U.S. Bank National Association, as Trustee

4.2	First Supplemental Indenture, dated as of December 12, 2017, by and between the Company, as Issuer, and U.S. Bank National Association, as Trustee, including the form of the 4.75% fixed-to-floating subordinated notes due December 15, 2027 attached as Exhibit A thereto

5.1	Opinion of Luse Gorman, PC regarding the legality of the Notes

23.1	Consent of Luse Gorman, PC (included in Exhibit 5.1 filed herewith)

99.1	Press release announcing the completion of the sale of the Company’s Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: December 12, 2017	By:	/s/ Jeffrey J. Carfora
Jeffrey J. Carfora
Senior Executive Vice President and Chief Financial Officer

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